Exhibit 4.1
AMENDMENT NO. 1
TO
RIGHTS AGREEMENT
     This AMENDMENT NO. 1 to RIGHTS AGREEMENT (this “Amendment”) between Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), is dated March 9, 2011 and effective as of March 8, 2011 (“Effective Date”).
     WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement, dated as of May 21, 2009 (the “Rights Agreement”);
     WHEREAS, Section 27 of the Rights Agreement permits the amendment of the Rights Agreement by the Board of Directors of the Company (the “Board”);
     WHEREAS, the Board, by resolutions duly adopted, has deemed it advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Rights Agreement, as set forth below, in order to effectuate the termination of the Rights Agreement as of the date hereof; and
     WHEREAS, no Person (as such term is defined in the Rights Agreement) has become an Acquiring Person (as such term is defined in the Rights Agreement); and
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound, the parties hereto agree as follows:
     1. Amendments to the Rights Agreement.
     (a) Paragraph (a), clause (i) of Section 7 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:
“(i) the Close of Business on March 8, 2011 (the “Final Expiration Date”),”
     (b) Section 7 of the Rights Agreement is hereby amended and supplemented by adding the following provision immediately following clause (f) thereof:
“(g) The Rights shall expire on the Final Expiration Date, and upon such expiration, all rights pertaining thereto shall be extinguished.”
     (c) The paragraph under “Expiration” of the Summary of Rights to Purchase Preferred Shares, attached as Exhibit C to the Rights Agreement, is hereby amended so that the reference to “May 20, 2019” is replaced with “March 8, 2011”.
     (d) The Exhibits to the Rights Agreement are hereby restated to reflect this Amendment, including all conforming changes.

     2. Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Rights Agreement as contemplated by Section 27 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as otherwise expressly provided in this Amendment, the Rights Agreement shall remain unchanged and in full force and effect.
     3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.
     4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.
     5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     6. Descriptive Captions. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Rights Agreement to be duly executed and delivered as of the Effective Date.

COMMERCIAL VEHICLE GROUP, INC.

By:	/s/ Chad M. Utrup
Name:	Chad M. Utrup
Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Kellie Gwinn
Name:	Kellie Gwinn
Title:	Vice President

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